As filed with the Securities and Exchange Commission on June 24, 2010

Registration No. 333-166573

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	54-0850433
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 East Franklin Street

Richmond, Virginia 23219

(804) 649-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Subsidiary Guarantors Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

George L. Mahoney, Esquire

Media General, Inc.

333 East Franklin Street

Richmond, Virginia 23219

(804) 649-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jane Whitt Sellers, Esquire

McGuireWoods LLP

One James Center

901 East Cary Street

Richmond, Virginia 23219

(804) 775-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
11 3/4 % Senior Secured Notes Due 2017	$300,000,000	100%	$300,000,000	$21,390.00(3)
Guarantees of 11 3/4% Senior Secured Notes Due 2017	$300,000,000	(2)	(2)	None

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantees.
(3)	Previously paid.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

SUBSIDIARY GUARANTORS

Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number	Address of Registrant’s Principal Executive Offices	Address of Agent for Service
Media General Communications, Inc.	Delaware	25-1763366	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Media General Operations, Inc.	Delaware	54-1967824	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Birmingham Broadcasting Co., Inc.	Delaware	13-3404513	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Birmingham Broadcasting (WVTM-TV), LLC	Delaware	11-3691703	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Blockdot, Inc.	Texas	75-2929145	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company DBA CSC—Lawyers Inco, 211 E. 7th Street Suite 620, Austin, TX 78701

Dealtaker, Inc.	Delaware	26-2199409	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

Media General Communications Holdings, LLC	Delaware	20-5912325	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, DE 19808

NES II, Inc.	Virginia	54-1184109	333 East Franklin Street, Richmond, VA 23219	George L. Mahoney, 333 East Franklin Street, Richmond, VA 23219

Professional Communications Systems, Inc.	Florida	58-2499093	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 1201 Hays Street, Tallahassee, FL 32301

Virginia Paper Manufacturing Corp.	Georgia	54-1130535	333 East Franklin Street, Richmond, VA 23219	Corporation Service Company, 40 Technology Pkwy South, #300, Norcross, GA 30092

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Bylaws of Media General, Inc. (“Media General”), the liability of directors and officers to Media General or its shareholders is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of a director or officer cannot be limited or eliminated if the director or officer engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

The Articles of Incorporation of Media General (the “Media General Articles”) require it to indemnify any director or officer who was or is a party to any proceeding, including a proceeding brought by a stockholder in the right of the company or brought by or on behalf of stockholders of the company, by reason of his or her being or having been a director or officer, against any liability incurred by him or her in connection with such proceeding, except to the extent such liability is a result of his willful misconduct or knowing violation of the criminal law. The indemnification provisions also require Media General to pay reasonable expenses incurred by a director or officer of Media General in a proceeding in advance of the final disposition of any such proceeding, provided that the director or officer furnish the company (i) a written statement of his or her good faith that he or she has meet the requisite standard of conduct and (ii) a written undertaking to repay Media General if it is ultimately determined he or she was not entitled to indemnification.

The rights of indemnification provided in the Media General Articles are not exclusive of any other rights to which the directors or officers may be entitled according to law.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX TO EXHIBITS

Number	Description

3(i)	Articles of Incorporation of Media General, Inc., amended and restated as of May 28, 2004, incorporated by reference to Exhibit 3(i) of Form 10-Q for the fiscal period ended June 27, 2004.

3(ii)	Bylaws of Media General, Inc., amended and restated as of February 24, 2009, incorporated by reference to Exhibit 3 (ii) of Form 10-K for the fiscal year ended December 28, 2008.

4.1	Indenture, dated as of February 12, 2010, among Media General, Inc., the guarantors party hereto and The Bank of New York Mellon, as Trustee (the “Trustee”). The Form of the 11 3/4% Senior Secured Notes due 2017 is included as Exhibit A to the Indenture, which is incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2010.

5.1	Opinion of McGuireWoods LLP*

8.1	Tax Opinion of McGuireWoods LLP*

10.1	Registration Rights Agreement, dated as of February 12, 2010, among the Company, the guarantors named herein as issuers, and Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. for themselves and as Representatives of the Initial Purchasers incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 12, 2010.

12.1	Statement setting forth Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of McGuireWoods LLP* (included in Exhibit 5.1)

24	Power of Attorney*

25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939*

99.1	Form of Letter of Transmittal*

99.2	Form of Notice of Guaranteed Delivery*

99.3	Form of Letter to Registered Holders and DTC Participants*

99.4	Form of Letter to Clients*

99.5	Form of Exchange Agent Agreement*

*	Previously filed.

ITEM 22.	UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes:

1. To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

2. To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

MEDIA GENERAL, INC.

By:	/s/ Marshall N. Morton
Marshall N. Morton
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

*	Chairman	June 24, 2010
J. Stewart Bryan III

/s/ Marshall N. Morton	President, Chief Executive Officer and Director	June 24, 2010
Marshall N. Morton

*	Executive Vice President, Chief Operating Officer and Director	June 24, 2010
O. Reid Ashe, Jr.

*	Vice President—Finance and Chief Financial Officer	June 24, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 24, 2010
Stephen Y. Dickinson

*	Director	June 24, 2010
Scott D. Anthony

*	Director	June 24, 2010
Diana F. Cantor

*	Director	June 24, 2010
Dennis J. FitzSimons

Signature	Title	Date

* Thompson L. Rankin	Director	June 24, 2010

*	Director	June 24, 2010
Rodney A. Smolla

*	Director	June 24, 2010
Carl S. Thigpen

Director
Walter E. Williams

*	Director	June 24, 2010
Coleman Wortham III

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

MEDIA GENERAL COMMUNICATIONS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

MEDIA GENERAL OPERATIONS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

BIRMINGHAM BROADCASTING CO., INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 24, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 24, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 24, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

BIRMINGHAM BROADCASTING (WVTM-TV), LLC

By:	Media General Operations, Inc., its Member

	By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24 th day of June, 2010.

BLOCKDOT, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Vice President and Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24 th day of June, 2010.

DEALTAKER, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC

By:	Media General Operations, Inc., its Member

	By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 24, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 24, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 24, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

NES II, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON	President and Sole Director	June 24, 2010
Marshall N. Morton

*	Treasurer (Principal Financial Officer)	June 24, 2010
John A. Schauss

*	Vice President and Chief Accounting Officer	June 24, 2010
Stephen Y. Dickinson

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 24th day of June, 2010.

VIRGINIA PAPER MANUFACTURING CORP.

By:	/S/ MARSHALL N. MORTON
Marshall N. Morton
President and Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/S/ MARSHALL N. MORTON Marshall N. Morton	President and Sole Director	June 24, 2010

* John A. Schauss	Treasurer (Principal Financial Officer)	June 24, 2010

* Stephen Y. Dickinson	Vice President and Chief Accounting Officer	June 24, 2010

The undersigned by signing his name hereto does hereby sign and execute this amendment to the Registration Statement on behalf of the above named officers and directors of the Company pursuant to the Power of Attorney executed by such officers and directors previously filed with the Securities and Exchange Commission.

*By:	/s/ Marshall N. Morton
Marshall N. Morton

INDEX TO EXHIBITS

3(i)	Articles of Incorporation of Media General, Inc., amended and restated as of May 28, 2004, incorporated by reference to Exhibit 3(i) of Form 10-Q for the fiscal period ended June 27, 2004.

3(ii)	Bylaws of Media General, Inc., amended and restated as of February 24, 2009, incorporated by reference to Exhibit 3 (ii) of Form 10-K for the fiscal year ended December 28, 2008.

4.1	Indenture, dated as of February 12, 2010, among Media General, Inc., the guarantors party hereto and The Bank of New York Mellon, as Trustee (the “Trustee”). The Form of the 11 3/4% Senior Secured Notes due 2017 is included as Exhibit A to the Indenture, which is incorporated by reference to Exhibit 10.2 of Form 8-K filed on February 12, 2010.

5.1	Opinion of McGuireWoods LLP *

8.1	Tax Opinion of McGuireWoods LLP *

10.1	Registration Rights Agreement, dated as of February 12, 2010, among the Company, the guarantors named herein as issuers, and Banc of America Securities LLC and SunTrust Robinson Humphrey, Inc. for themselves and as Representatives of the Initial Purchasers incorporated by reference to Exhibit 10.3 of Form 8-K filed on February 12, 2010.

12.1	Statement setting forth Computation of Ratio of Earnings to Fixed Charges *

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of McGuireWoods LLP (included in Exhibit 5.1) *

24	Power of Attorney *

25	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939 *

99.1	Form of Letter of Transmittal *

99.2	Form of Notice of Guaranteed Delivery *

99.3	Form of Letter to Registered Holders and DTC Participants *

99.4	Form of Letter to Clients *

99.5	Form of Exchange Agent Agreement *

*	Previously filed.